UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2010
Date of Report (Date of earliest event reported)

MORGAN CREEK ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-25455	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Quorum Drive Suite 700 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(214) 321-0603
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES

Effective on October 21, 2010, Morgan Creek Energy Corp., a Nevada corporation (the "Company") issued an aggregate of 15,000,000 shares of its restricted common stock to Westrock Land Corp., a private Texas corporation (“Westrock”). The Company and Westrock previously entered into an option agreement (the “Option Agreement”) to purchase approximately 21,000 net acres of mineral oil and gas leases on lands located in Lamar, Jones and Forrest counties in the State of Mississippi (the “Acquired Properties”). In accordance with the terms and provisions of the Option Agreement, the Company agreed to issue to Westrock an aggregate of 15,000,000 shares of its restricted common stock by November 30, 2010. The 15,000,000 shares of common stock were issued to Westrock on October 21, 2010.

The shaers were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Westrock acknowledged that the securities to be issued have not been registered under the Securities Act, that it understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN CREEK ENERGY CORP.

DATE: October 25, 2010.	By:	/s/ Peter Wilson
Name: Peter Wilson
Title: President/Chief Executive Officer

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